                                                                    EXHIBIT 10.2
                       FIRST AMENDMENT TO LEASE AGREEMENT


     This First Amendment to Lease Agreement (this AMENDMENT) is made as of this 10th day of January, 1998, by and among Columbia Realty Venture, a District of Columbia limited partnership (LANDLORD), National Capital Reciprocal Insurance Company, Inc., a District of Columbia corporation (TENANT), and Bernstein Management Corporation (AGENT).

                                    RECITALS

     A. On December 22, 1997, Landlord, Tenant and Agent entered into a certain lease agreement (the ORIGINAL LEASE) with respect to certain premises located at 1115 30th Street, N.W., Washington, D.C. 20007.

     B. The parties desire to modify the provisions of the Original Lease relating to the delivery of a letter of credit as a security deposit upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     Now, therefore, in consideration of the foregoing, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   AMENDMENT TO SECTION 4.  The provisions of Section 4.1 of the Original
          -----------------------
Lease are hereby deleted in their entirety and replaced with the following language:

          4.1.1 Tenant shall deposit with Landlord, upon execution of the Lease, an irrevocable letter of credit in favor of the Landlord in the original face amount of $105,369, in form and substance reasonably acceptable to Landlord, as security for the faithful performance of Tenant's obligations under this Lease. Such letter of credit, together with any replacements and proceeds thereof, whether in the form of a letter of credit, cash, or otherwise is referred to herein as the SECURITY DEPOSIT.

          4.1.2 If Tenant fails to make its first payment of Basic Monthly Rent and all additional charges then owing (collectively, the FIRST MONTH RENTAL CHARGES) by the Commencement Date, then Landlord may draw upon the Security Deposit in the amount of such First Month Rental Charges. If Tenant timely pays the First Month Rental Charges to Landlord in immediately available funds on or prior to the Commencement Date, then Tenant may elect to substitute for the Security Deposit a replacement irrevocable letter of credit in the original face amount of not less than $70,246.00, in form and substance satisfactory to Landlord. Upon receipt of such replacement letter of credit, Landlord shall return to Tenant the letter of credit originally delivered by Tenant hereunder. At the commencement of the fourth (4th) lease year, provided that this Lease is in full force and effect, and provided that Tenant is not in default under the Lease, the Security Deposit shall be reduced to an amount equal to the sum of the then current Basic Monthly Rent and Additional Rent for one month. In such event, Tenant shall deliver to Landlord an irrevocable letter of credit in form and substance reasonably satisfactory to Landlord in the correct reduced amount, and Landlord shall return the initial letter of credit to the Tenant upon receipt of the replacement letter of credit.

          4.1.3 Each letter of credit delivered by Tenant pursuant to this Lease shall provide for multiple drawings by Landlord against such letter of credit (in an amount not to exceed the aggregate amount of such letter of credit). In addition, the letter of credit shall be held by Landlord for the entire duration of the Lease Term. In the event that any letter of credit delivered by Tenant hereunder expires by its terms or otherwise prior to the expiration of the Lease Term, Tenant shall deliver to Landlord a replacement letter of credit in form and substance reasonably acceptable to Landlord not later than thirty (30) days prior to the expiration date of the then current letter of credit. If Tenant fails to timely deliver a replacement letter of credit, such event shall constitute a default hereunder and shall entitle Landlord, without further notice or demand, to immediately draw upon the letter of credit then held by Landlord in an amount equal to the face amount of the letter of credit (as reduced by any prior draws); provided that such default shall be deemed cured to the extent Landlord actually draws upon such letter of credit and receives the proceeds thereof. During the Term of this Lease, Landlord shall also have the right to proceed with any other legal or equitable remedies available to it.

     2.   MISCELLANEOUS.
          -------------

          a. Ratification. Except as modified by this Amendment, the Original Lease shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          b. Counterparts. This Amendment may be executed in one or more counter-parts, each of which shall constitute an original, and all of which together shall constitute one agreement.

          c. Governing Law. This Amendment shall be governed by the laws of the District of Columbia (without regard to the choice of law rules thereof).

     In witness whereof, Landlord and Tenant have respectively signed and sealed this Amendment as of the date and year first written above.

WITNESS/ATTEST:                          LANDLORD:

                                         Columbia Realty Venture

/s/ Katherine Porter Page                By: /s/ Joshua B. Bernstein
---------------------------                 --------------------------
                                         Name:   Joshua B. Bernstein
                                         Title:  General Partner

                                         TENANT:

                                         National Capital Reciprocal Insurance
                                         Company, Inc.

/s/ Jeffrey D. Marsh                     By: /s/ R. Ray Pate, Jr.
----------------------                      -----------------------
                                         Name:   R. Ray Pate, Jr.
                                         Title:  President and CEO


     Bernstein Management Corporation, Agent, hereby acknowledges and accepts the terms set forth in the foregoing Amendment.

                                         AGENT:


/s/ Katherine Porter Page                By: /s/ Joshua B. Bernstein
---------------------------                 --------------------------
                                         Name:   Joshua B. Bernstein
                                         Title:  President